Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Apellis Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Timothy Sullivan, Chief Financial Officer and Treasurer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 20, 2017	By:	/s/ Timothy Sullivan
Timothy Sullivan
Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.